Exhibit 3.4

ROSS MILLER	Filed in the office of	Document Number
Secretary of State	/s/ Ross Miller	20070609726-39
204 North Carson Street, Ste 1	Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4299	Secretary of State	09/05/2007 12:00 PM
(778) 654 5708	State of Nevada	Entity Number
Website: secretaryofstate.biz		C20370-2000

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81,
82, 84, 86, 87, 88. 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1.   The name of the entity for which, correction is being made:
Shearson Financial Network. Inc.

2.   Description of the original document for which correction is being made:
Certificate of Change (Pursuant to NRS 78.209)

3.   Filing date of the original document for which correction is being made: 08/15/2007

4.   Description of the inaccuracy or defect.

Due to a clerical error, the current number of authorized shares of the Company listed in Item 4 on the Certificate of Change was incorrect. Item 4 of the Certificate of Change as filed on August 15, 2007 stated the following:

The current number of authorized shares and the par value, if any, of each class of series, if any, of shares after the change:
300,000,000 shares of common stock, par value of $0.001
15,000,000 shares of Series A preferred stock, par value of $0.01

5.   Correction of the inaccuracy or defect.

Item 4 of the Certificate of Change, as corrected, should reflect the following:

The current number of authorized shares and the par value, if any, of each class of series, if any, of shares after the change:
5,000,000 shares of common stock, par value of $0.001
15,000,000 shares of Series A preferred stock, par value of $0.01

6. Signature

X /s/ Michael Barron	CEO	8/31/07
Authorized Signature	Title*	Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing, members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.